Exhibit 32.2

WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350
The undersigned, Victor J. Coleman, Chief Executive Officer, and Mark T. Lammas, Chief Operating Officer and Chief Financial Officer of Hudson Pacific Properties, Inc. in its capacity as sole general partner of Hudson Pacific Properties, L.P. (the “Company”), hereby certify as of the date hereof, solely for the purposes of 18 U.S.C. §1350, that:
(i) the Annual Report on Form 10-K for the period ended December 31, 2017, of the Company (the “Report”) fully complies with the requirements of Section 13(a) and 15(d), as applicable, of the Securities Exchange Act of 1934; and
(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date:	February 15, 2018	/s/ VICTOR J. COLEMAN
Victor J. Coleman
Chief Executive Officer
Hudson Pacific Properties, Inc., sole general partner of Hudson Pacific Properties, L.P.

Date:	February 15, 2018	/s/ MARK T. LAMMAS
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer
Hudson Pacific Properties, Inc., sole general partner of Hudson Pacific Properties, L.P.
The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.